UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 29, 2012

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Senior Housing Properties Trust, or we, us, our or the Company, is filing this Current Report on Form 8-K to reflect the retrospective application of a new accounting pronouncement with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2011.  As previously disclosed in our Quarterly Report on Form 10-Q for the period ended March 31, 2012, on January 1, 2012, we adopted the Financial Accounting Standards Board Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income, or ASU No. 2011-05.  This update eliminated the option to report other comprehensive income and its components in the statement of shareholders’ equity.  This update was intended to enhance comparability between entities that report under U.S. generally accepted accounting principles and to provide a more consistent method of presenting non-owner transactions that affect an entity’s equity.  The implementation of this update did not cause any material changes to our consolidated financial statements, other than the presentation of the consolidated statements of comprehensive income.

Exhibit 99.1 to this report, which is incorporated herein by reference, presents the retrospective application of ASU No. 2011-05 and contains consolidated comprehensive income statement data, including net income, components of other comprehensive income, total other comprehensive income and total comprehensive income, for the years ended December 31, 2011, 2010 and 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Introductory note:  The Company is filing as Exhibits 3.1 and 3.2 hereto a copy of its Amended and Restated Bylaws, as adopted on February 14, 2012, and a marked copy thereof in order to correct a typographic error made in the copies thereof filed as Exhibits 3.5 and 3.6, respectively, to its Annual Report on Form 10-K for its fiscal year ended December 31, 2011.  Exhibit 99.1 hereto is filed as described in Item 8.01 above.

3.1	Amended and Restated Bylaws of the Company, adopted February 14, 2012.
3.2	Amended and Restated Bylaws of the Company, adopted February 14, 2012 (marked copy).
99.1	Consolidated Comprehensive Income Statement Data for the years ended December 31, 2011, 2010 and 2009, to comply with ASU No. 2011-05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Dated:  June 29, 2012